UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2016

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33152	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 5, 2016, the board of directors of Venoco, Inc. (the “Company”) appointed Richard C. Keller to the Company’s board.  Mr. Keller, 74, was employed by Unocal Corporation from 1964 until his retirement in 1999.  He held a variety of positions with Unocal over the course of his career, including operations manager in Louisiana and Thailand, and was the company’s Regional Vice President for the Western Region from 1991 to 1992 and its Vice President of Operations from 1992 to 1995.  He also served as the President of Unocal Pakistan Ltd. from 1995 to 1998.  Mr. Keller holds a Bachelor of Science Degree in Petroleum Engineering from the University of California, Berkeley.

It is expected that Mr. Keller will serve on the audit and compensation committees of the board of directors. He will receive an annual retainer of $74,000 for his board and committee service, and will be entitled to certain per meeting fees.  He may also be entitled to certain committee chair retainers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 5, 2016

VENOCO, INC.

By:	/s/ Mark A. DePuy
Name:	Mark A. DePuy
Title:	Chief Executive Officer